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EXHIBIT (11) - STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE AND PRO FORMA
EARNINGS PER SHARE

                                                         THREE MONTHS ENDED DECEMBER 31,

                                                          1997                    1996
Average number of shares outstanding..............      32,668,037            31,442,993
                                                    ================       ==============

Net loss                                             $  (2,044,000)         $    740,000
                                                    ================       ==============

Less: Cumulative dividend on redeemable
  preferred stock                                    $    (239,000)         $        -
                                                    ----------------       --------------
Loss applicable to common shares                     $  (2,283,000)         $    740,000
                                                    ================       ==============

Net loss per share                                   $       (0.07)         $       0.02
                                                    ================       ==============